EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to enherent Corp. Amended and Restated 1996 Stock Incentive Plan and the enherent Corp. 2005 Stock Incentive Plan of our report dated March 24, 2005, with respect to the consolidated financial statements and schedule of enherent, Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Hartford, CT
August 9, 2005